Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This sets forth the terms of an Amendment to the March 22, 2021 Employment Agreement between (i) COMMUNITY BANK SYSTEM, INC., a Delaware corporation and registered bank holding company (“CBSI”), and COMMUNITY BANK, N.A., a national banking association (“CBNA”), both having offices located in Dewitt, New York (collectively, the “Employer”), and (ii) DIMITAR KARAIVANOV (“Employee”). This Amendment is effective as of August 24, 2022.

RECITALS

A.	Pursuant to the terms of the March 22, 2021 Employment Agreement between Employee and Employer (“Employment Agreement”), Employee is currently employed as Executive Vice President of Financial Services and Corporate Development for CBSI and CBNA.

B.	Upon the recommendation of Employer’s President and Chief Executive Officer, Employer’s Board of Directors has authorized Employee’s promotion into the position of Employer’s Chief Operating Officer.

C.	To reflect Employee’s promotion into the position of Chief Operating Officer, Employee and Employer agree to amend the Employment Agreement as follows:

TERMS

1.      Paragraph 1(a) of the Employment Agreement is amended and restated to provide in its entirety as follows:

(a)               Term. During the period that begins on March 22, 2021 and ends on September 30, 2022, Employer shall continue to employ Employee, and Employee shall continue to serve, as Executive Vice President of Financial Services and Corporate Development for CBSI and CBNA. During the period that begins on October 1, 2022 and ends on December 31, 2023, Employer shall employ Employee, and Employee shall serve, as Executive Vice President and Chief Operating Officer, for CBSI and CBNA, subject to termination as provided in paragraph 3 hereof. The combined period that begins on March 22, 2021 and ends on December 31, 2023 is referred to in this Agreement as the “Period of Employment.”

2.      Paragraph 1(b) of the Employment Agreement is amended by inserting the following new sentence immediately after the existing first sentence of paragraph 1(b):

Effective as of October 1, 2022, Employee’s Base Salary shall be increased to $525,000.

3.      Effective as of October 1, 2022, paragraph 2 of the Employment Agreement is amended and restated to provide in its entirety as follows:

Duties. As Employer’s Executive Vice President and Chief Operating Officer, Employee shall have full responsibility, subject to the control of Employer’s President and Chief Executive Officer and/or the authorized designee of Employer’s Board of Directors, for the supervision of all assigned aspects of Employer’s business and operations, including all activities related to banking, operations, wealth management, insurance and employee benefit services, and the discharge of such other duties and responsibilities to Employer, not inconsistent with such position, as may from time to time be reasonably assigned to Employee by Employer’s President and Chief Executive Officer, or the authorized designee of Employer’s Board of Directors. Employee shall report to Employer’s President and Chief Executive Officer. Beginning on or before October 1, 2022, Employee shall be present (in-person) at Employer’s headquarters in De Witt, New York to fulfill Employee’s duties. Employee shall devote Employee’s best efforts to the affairs of Employer, serve faithfully and to the best of Employee’s ability and devote all of Employee’s working time and attention, knowledge, experience, energy and skill to the business of Employer, except that Employee may affiliate with professional associations, and business, civic and charitable organizations, provided that such affiliations are not inconsistent with and do not interfere with the performance of Employee’s duties under this Agreement. Employee shall, if requested to do so by the Board of Directors of Employer, serve on the Board of Directors, or as an officer of Employer’s affiliates, without additional compensation. Employee shall receive only the compensation and other benefits described in this Agreement for Employee’s services to affiliates of Employer.

3.       Except as otherwise provided in this Amendment, all of the terms and conditions of the Employment Agreement shall remain the same. Accordingly, this Amendment, read in conjunction with the Employment Agreement, constitutes the entire agreement between Employee and Employer with respect to the subject matter of the Employment Agreement.

Signature page follows.

The foregoing Amendment to the Employment Agreement is established by the following signatures of the parties.

COMMUNITY BANK SYSTEM, INC.

By:	/s/ Mark E. Tryniski
Mark E. Tryniski
President and Chief Executive Officer

Date: 8/24/22

COMMUNITY BANK, N.A.

By:	/s/ Maureen Gillan-Myer
Maureen Gillan-Myer
Executive Vice President & Chief Human Resource Officer

Date: 8/24/22

/s/ Dimitar Karaivanov
Dimitar Karaivanov

Date: 8/22/22

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